EXHIBIT 5.1
                                                                     -----------
                [LETTERHEAD OF VOLOVELSKY, DINSTEIN, SNEH & CO.]


                        VOLOVELSKY, DINSTEIN, SNEH & CO.
                                ATTORNEYS AT LAW
                                  NOLTON HOUSE
                                14 SHENKAR STREET
                                 P.O. BOX 12172
                             HERZLIYA PITUACH 46733
                            Telephone: 972-9-958-9696
                            Facsimile: 972-9-958-9695

                                                           Date:  July 25, 2001
Precise Software Solutions Ltd.
1 Hashikma Street, Savyon,
ISRAEL

Re:   REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We are acting as counsel for Precise Software Solutions Ltd., an Israeli company (the "Company"), in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,252,031 Ordinary Shares par value NIS
0.03 per share of the Company under the Precise Software Solutions Ltd. Amended and Restated 1998 Share Option and Incentive Plan (the "Precise Plan") and the Precise Software Solutions Ltd. Stock Option Plan (f/k/a Savant Corporation Stock Option Plan) (the "Savant Plan").

         In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Precise Plan, (b) the Savant Plan, (c) the Company's Articles of Association, as amended, (d) a specimen of the form of Certificate evidencing the Ordinary Shares of the Company and (e) the minute books of the Company. Furthermore, as we are members of the Israeli Bar, we are not qualified to give any opinion regarding any matters governed by the laws of the State of Maryland. Hence, our opinion does not, and should not be interpreted as, referring to or establishing in any way the validity of the Savant Plan.

         Based upon and subject to the foregoing, we are of the opinion that the Ordinary Shares of the Company issued or proposed to be issued pursuant to the terms of the Precise Plan, the Savant Plan (provided that the Savant Plan is valid and in force in accordance with the laws of the State of Maryland), and the terms of any other agreements relating to such issuance, will be upon receipt of the consideration provided for in the Precise Plan or the Savant Plan, validly issued, fully paid and nonassessable upon the issuance of such shares in accordance with the terms therein.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.
                                Very truly yours,

                                /s/ Volovelsky, Dinstein, Sneh & Co.
                                Volovelsky, Dinstein, Sneh & Co.